Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information and the accompanying notes (the “Pro Forma Financial Information”) are presented to illustrate the estimated effects of the Mergers (as defined below) between Dril-Quip, Inc. (“Dril-Quip”) and Innovex Downhole Solutions Inc. (“Innovex”) pursuant to an Agreement and Plan of Merger entered into by both parties on March 18, 2024 (as amended, the “Merger Agreement). The Mergers were consummated on September 6, 2024 (the “Closing Date”). The Mergers are accounted for as a reverse acquisition, where Innovex, the legal acquiree, is determined to be the accounting acquirer of Dril-Quip. Refer to Note 1.

The following transactions have occurred in accordance with the Merger Agreement:

•

On the Closing Date, Ironman Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Dril-Quip (“Merger Sub Inc.”) merged with and into Innovex, with Innovex continuing as the surviving entity (the “Surviving Corporation”) (the “First Merger”) and (ii) immediately following the First Merger, the Surviving Corporation merged within and into DQ Merger Sub, LLC (“Merger Sub LLC”), a Delaware limited liability company and wholly owned subsidiary of Dril-Quip (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub LLC continuing as the surviving entity. Upon consummation of these transactions, the previous stockholders of Drip-Quip owned approximately 52% of the Combined Company (as defined below), and the previous stockholders of Innovex owned approximately 48% of the Combined Company. Following the Mergers, the name of Dril-Quip changed to Innovex International, Inc. (the “Combined Company”), and its common stock remained listed on the New York Stock Exchange.

•

Under the terms of the Merger Agreement, the aggregate merger consideration paid at the effective time of the Mergers (the “Effective Time”) to the holders of common stock, par value $0.01 per share, of Innovex (“Innovex Common Stock”) then issued and outstanding (including stock options and restricted stock units) was 32,794,307 shares of common stock, par value $0.01 per share, of the Combined Company (“Combined Company Common Stock”) (including restricted stock units). Each holder of Innovex Common Stock, other than holders of dissenting shares, received, for each share of Innovex Common Stock, 2.012 shares of Combined Company Common Stock (the “Per Share Merger Consideration”).

•

At the Effective Time, outstanding Innovex stock options were converted into the right to receive 600,110 shares of Combined Company Common Stock in aggregate, in accordance with the terms of the Merger Agreement.

•

Holders of each Innovex restricted stock unit that continued to be outstanding after the Effective Time (“Continuing RSUs”) are entitled to receive restricted stock units in the Combined Company covering a number of shares of Combined Company Common Stock, rounded down to the nearest whole share, equal to the number of shares of Innovex Common Stock issuable under such Continuing RSU multiplied by the Per Share Merger Consideration and subject to the same terms and conditions as were applicable to such awards as of immediately prior to the Effective Time (including vesting restrictions). Holders of Innovex restricted stock units that are not Continuing RSUs were entitled to receive that number of shares of Combined Company Common Stock equal to the number of shares of Innovex Common Stock subject to such Innovex restricted stock unit multiplied by the Per Share Merger Consideration reduced by applicable tax withholding.

•	As stipulated in the Merger Agreement, Innovex paid a cash dividend (the “Innovex Closing Cash Dividend”) of $75,000,000 in aggregate to the holders of Innovex Common Stock on the Closing Date.

The Pro Forma Financial Information has been prepared under the following assumptions:

•	The unaudited pro forma condensed combined balance sheet of the Combined Company as of June 30, 2024 assumes that the Mergers had occurred on June 30, 2024.

•

The unaudited pro forma condensed combined statements of operations of the Combined Company for the six months ended June 30, 2024 and for the year ended December 31, 2023 assume that the Mergers had occurred on January 1, 2023, the beginning of the earliest period presented.

The Pro Forma Financial Information has been compiled using, and should be read in conjunction with the following:

•

The unaudited condensed consolidated financial statements and notes of Dril-Quip as of and for the three and six months ended June 30, 2024 included in the Form 10-Q filed by Dril-Quip with the Securities and Exchange Commission (the “SEC”) on August 7, 2024.

•	The audited consolidated financial statements and notes of Dril-Quip as of and for the year ended December 31, 2023 included in the Form 10-K/A filed by Dril-Quip with the SEC on August 1, 2024.

•	The unaudited condensed consolidated financial statements and notes of Innovex as of and for the three and six months ended June 30, 2024 included as Exhibit 99.2 in this Form 8-K.

•	The audited consolidated financial statements and notes of Innovex as of and for the year ended December 31, 2023 included as Exhibit 99.1 in this Form 8-K.

The Pro Forma Financial Information is for informational purposes only and is not necessarily indicative of what the actual consolidated results of operations and financial position of the Combined Company would have been had the Mergers taken place on the dates indicated, nor are they indicative of future consolidated results of operations or financial position of the Combined Company. The Pro Forma Financial Information is based on the information available to management at the time of preparation and assumptions that management believes are reasonable and supportable. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. It is likely that the actual adjustments upon the finalization of the purchase price accounting will differ from the pro forma adjustments, and it is possible the differences may be material.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2024

(in thousands)

	Innovex As Adjusted (Note 3)	Dril-Quip As Adjusted (Note 3)	Transaction Accounting Adjustments (Note 4)		Other Transaction Adjustments (Note 5)		Pro Forma Combined
ASSETS
Current assets
Cash and restricted cash	$10,356	$189,219	$—		$—		$199,575
Accounts receivable, net	119,637	208,004	(12)	(A)	—		327,629
Unbilled receivables	—	79,158	—		—		79,158
Inventories	146,690	204,733	47,267	(B)	—		398,690
Prepaid expenses	10,075	16,917	—		—		26,992
Assets held for sale	—	1,513	—		—		1,513
Other current assets	8,224	8,006	6,289	(C)	—		22,519

Total current assets	294,982	707,550	53,544		—		1,056,076

Noncurrent assets
Property and equipment, net	51,808	213,231	(71,025)	(B)	—		194,014
Right of use assets – operating	26,214	16,779	3,830	(B)	—		46,823
Goodwill	23,932	16,122	(16,122)	(B)	—		23,932
Intangibles, net	37,794	38,850	(30,850)	(B)	—		45,794
Deferred tax asset, net	15,116	10,242	66,028	(C)	—		91,386
Equity method investment	19,615	—	—		—		19,615
Other long-term assets	2,168	5,383	—		—		7,551

Total noncurrent assets	176,647	300,607	(48,139)		—		429,115

Total assets	$471,629	$1,008,157	$5,405		$—		$1,485,191

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$36,708	$60,833	$(12)	(A)	$—		$97,529
Accrued expenses	25,486	54,619	16,775	(D) (E)	—		96,880
Contract liabilities	—	7,960	—		—		7,960
Operating lease liabilities	6,942	2,454	—		—		9,396
Current portion of long-term debt and finance lease obligations	10,301	563	—		75,000	(G)	85,864
Other current liabilities	1,261	—	—		—		1,261

Total current liabilities	80,698	126,429	16,763		75,000		298,890

Noncurrent liabilities
Long-term debt and finance lease obligations	14,451	1,633	—		—		16,084
Operating lease liabilities	23,954	14,944	—		—		38,898
Deferred income taxes	—	9,189	—		—		9,189
Other long-term liabilities	28	3,438	—		—		3,466

Total noncurrent liabilities	38,433	29,204	—		—		67,637

Total liabilities	$119,131	$155,633	$16,763		$75,000		$366,527

Stockholders’ equity:
Common stock	154	343	176	(F)	—		673
Additional paid-in capital	181,233	106,403	445,092	(F)	—		732,728
Retained earnings (deficit)	171,859	928,977	(639,825)	(C) (D) (E) (F)	(75,000)	(G)	386,011
Accumulated other comprehensive income (losses)	(748)	(183,199)	183,199	(F)	—		(748)

Total stockholders’ equity	$352,498	$852,524	$(11,358)		$(75,000)		$1,118,664

Total liabilities and stockholders’ equity	$471,629	$1,008,157	$5,405		$—		$1,485,191

Unaudited Pro Forma Condensed Combined Statements of Operations

Six Months Ended June 30, 2024

(in thousands, except per share data)

	Innovex As Adjusted (Note 3)	Dril-Quip As Adjusted (Note 3)	Transaction Accounting Adjustments (Note 4)		Pro Forma Combined
Revenues
Products	$216,679	$138,892	$(526)	(AA)	$355,045
Services	27,900	62,901	—		90,801
Leasing	13,720	28,847	—		42,567

Total revenues	258,299	230,640	(526)		488,413
Cost and expenses
Cost of sales(a)
Products	136,371	94,324	(526)	(AA)	230,169
Services	24,474	42,450	—		66,924
Leasing	2,372	13,068	—		15,440

Total cost of sales(a)	163,217	149,842	(526)		312,533
Selling, general and administrative expenses	40,401	62,456	1,100	(CC)	103,957
Depreciation	7,368	14,052	(5,005)	(DD)	16,415
Amortization	4,014	2,387	(2,121)	(EE)	4,280
Impairment of long-lived assets	3,522	—	—		3,522
Loss (Gain) on sale of property and equipment	(318)	(146)	—		(464)
Acquisition costs	4,714	20,742	—		25,456

Income (loss) from operations	35,381	(18,693)	6,026		22,714
Gain on bargain purchase	—	—	—		—
Interest expense (income), net	1,326	(4,249)	—		(2,923)
Other expense, net	(133)	4,775	—		4,642
Equity method earnings	1,212	—	—		1,212

Income before income taxes	35,400	(19,219)	6,026		22,207
Income tax expense (benefit), net	9,449	2,577	593	(II)	12,619

Net income (loss)	$25,951	$(21,796)	$5,433		$9,588

Earnings per share (Note 6):
Basic	$1.69	$(0.63)			$0.14
Diluted	$1.62	$(0.63)			$0.14
Weighted average common shares outstanding (Note 6):
Basic	15,393	34,427			67,553
Diluted	16,051	34,427			68,211

(a)	Cost of sales excludes depreciation and amortization.

Unaudited Pro Forma Condensed Combined Statements of Operations

Year Ended December 31, 2023

(in thousands, except per share data)

	Innovex As Adjusted (Note 3)	Dril-Quip As Adjusted (Note 3)	Transaction Accounting Adjustments (Note 4)		Pro Forma Combined
Revenues
Products	$460,802	$271,021	$(980)	(AA)	$730,843
Services	63,391	105,680	—		169,071
Leasing	31,346	47,359	—		78,705

Total revenues	555,539	424,060	(980)		978,619
Cost and expenses
Cost of sales(a)
Products	298,204	199,662	46,287	(AA) (BB)	544,153
Services	56,099	61,861	—		117,960
Leasing	6,065	24,184	—		30,249

Total cost of sales(a)	360,368	285,707	46,287		692,362
Selling, general and administrative expenses	74,021	106,638	9,071	(CC)	189,730
Depreciation	14,631	26,701	(8,607)	(DD)	32,725
Amortization	8,028	3,623	(3,089)	(EE)	8,562
Restructuring and other charges	—	3,245	—		3,245
Loss (Gain) on sale of property and equipment	107	(8,754)	—		(8,647)
Acquisition costs	1,103	6,451	16,775	(FF) (GG)	24,329
Change in fair value of earn-out liability	—	(2,282)	—		(2,282)

Income (loss) from operations	97,281	2,731	(61,417)		38,595
Gain on bargain purchase	—	—	(316,098)	(HH)	(316,098)
Interest expense (income), net	5,506	(8,188)	—		(2,682)
Other expense, net	384	(2,549)	—		(2,165)
Equity method earnings	2,975	—	—		2,975

Income before income taxes	94,366	13,468	254,681		362,515
Income tax expense (benefit), net	20,440	12,864	(9,028)	(II)	24,276

Net income	$73,926	$604	$263,709		$338,239

Earnings per share (Note 6):
Basic	$4.81	$0.02			$5.03
Diluted	$4.60	$0.02			$4.98
Weighted average common shares outstanding (Note 6):
Basic	15,369	34,174			67,300
Diluted	16,069	34,473			67,958

(a)	Cost of sales excludes depreciation and amortization.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The Pro Forma Financial Information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release 33-10786 “Amendments to Financial disclosures about Acquired and Disposed Businesses” (“Article 11 of Regulation S-X”), and the assumptions set forth herein. The pro forma adjustments include transaction accounting adjustments, which reflect the application of required accounting for the Mergers and other transactions contemplated by the Merger Agreement. Article 11 of Regulation S-X permits presentation of reasonably estimable synergies and dis-synergies that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Innovex has elected not to present Management’s Adjustments as the specificity of the timing and nature of such items is still under evaluation as of the date of this Form 8-K.

All dollar figures in this section are presented in thousands, except per share information, unless otherwise stated.

Accounting for the Mergers

The Mergers are accounted for as a business combination and a reverse acquisition pursuant to Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), where Innovex, the legal acquiree, is determined to be the accounting acquirer of Dril-Quip based upon an evaluation of the following primary factors:

•

Although the pre-combination stockholders of Innovex own approximately 48% of the Combined Company, the largest pre-combination stockholder of Innovex (certain entities affiliated with Amberjack Capital Partners, L.P.) holds the largest minority voting interest of approximately 43% in the Combined Company upon consummation of the Mergers, whereas Dril-Quip’s pre-combination ownership was widely dispersed among stockholders.

•

Innovex surpasses Dril-Quip in size as measured in key performance metrics including Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) and Adjusted EBITDA[1] for the year ended December 31, 2023.

•	The Combined Company’s board of directors consists of nine directors, including:

•	four continuing directors of the pre-combination Dril-Quip board of directors;

•	four directors, each a member of the pre-combination Innovex board of directors; and

•	the Chief Executive Officer of Innovex as of immediately prior to the Effective Time.

•

Innovex’s pre-combination senior management team constitutes the majority of the senior management of the Combined Company, including the Chief Executive Officer, Chief Financial Officer, and the President of North America.

•

Upon consummation of the Mergers, the Combined Company’s headquarters are located at Innovex’s headquarters, the Combined Company’s name has been changed to Innovex International, Inc., and the ticker symbol of the Combined Company has been changed to “INVX.”

Under the reverse acquisition method of accounting, the assets and liabilities of Dril-Quip as of the Closing Date are consolidated by Innovex at their respective fair values, and the shortfall of the purchase price consideration over the fair value of Dril-Quip’s net assets is recognized as gain on bargain purchase. Fair value is defined in Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

Preliminary purchase price consideration

The accounting acquiree Dril-Quip’s stock price is used to measure the consideration transferred in this reverse acquisition, as Dril-Quip’s stock price is more reliably measurable than the value of the equity interest of the accounting acquirer Innovex, which is a privately held entity. The following table presents the calculation of the preliminary purchase price consideration (in thousands, except stock price):

Dril-Quip shares issued and outstanding as of June 30, 2024	34,452
Dril-Quip stock price on the Closing Date of September 6, 2024	$15.41

Preliminary purchase price consideration for Dril-Quip stock outstanding	$530,905
Fair value of replacement Dril-Quip stock-based compensation awards that are attributable to pre-combination service	10,938

Total preliminary purchase price consideration	$541,843

The purchase price consideration applied in the Pro forma Financial Information is preliminary and subject to changes to the number of Dril-Quip shares issued and outstanding and vested Dril-Quip stock-based compensation awards when the Mergers were consummated.

Preliminary purchase price allocation

The allocation of the purchase price consideration, including any related tax effects, is preliminary and pending finalization of various estimates, inputs and analyses used in the valuation assessment of the specifically identifiable tangible and intangible assets acquired. This preliminary determination is subject to further assessment and adjustments pending additional information sharing between the parties, more detailed third-party appraisals, and other potential adjustments.

[1]

Adjusted EBITDA is a non-GAAP measure that Dril-Quip defines as net income excluding income taxes, interest income and expense, depreciation and amortization expense, and other expenses / income, primarily representing stock-based compensation and change in fair value of earn-out liability, among other items, further adjusted to exclude restructuring costs, acquisition costs, gain on asset sale and foreign currency exchange gain/loss.

The Pro Forma Financial Information reflects a gain on bargain purchase because the estimated fair value of the identifiable net assets acquired exceeded the estimated preliminary purchase price consideration. Since the Pro Forma Financial Information has been prepared based on preliminary estimates of consideration and fair values attributable to the business combination, the actual amounts eventually recorded may differ materially from the information presented.

The preliminary allocation of the purchase price consideration is as follows (in thousands):

Estimated Fair Value
Cash and restricted cash	$189,219
Accounts receivable, net	208,004
Unbilled receivables	79,158
Inventories	252,000
Prepaid expenses	16,917
Assets held for sale	1,513
Other current assets	14,295
Property and equipment, net	142,206
Right of use assets – operating	20,609
Intangibles, net	8,000
Deferred tax asset, net	76,270
Other long-term assets	5,383

Total assets acquired	1,013,574
Accounts payable	60,833
Accrued expenses	54,619
Contract liabilities	7,960
Operating lease liabilities – current	2,454
Current portion of long-term debt and finance lease obligations	563
Long-term debt and finance lease obligations	1,633
Operating lease liabilities – noncurrent	14,944
Deferred income taxes	9,189
Other long-term liabilities	3,438

Total liabilities assumed	155,633

Net assets acquired	857,941
Gain on bargain purchase	(316,098)

Total preliminary purchase price consideration	$541,843

2. Accounting Policies

Management is in the process of performing a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when confirmed, could have a material impact on the combined financial statements of the Combined Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information, except the presentation reclassifications further discussed in Note 3 below.

3. Reclassification

The table below summarizes reclassifications made to Dril-Quip’s historical balance sheet to conform to the presentation that will be adopted for the Combined Company as of June 30, 2024 (in thousands):

Financial Statement Line Item	Dril-Quip Historical Presentation	Dril-Quip As Adjusted
Cash and cash equivalents	185,629	—
Restricted cash	3,590	—
Cash and restricted cash	—	189,219

Total	189,219	189,219

Unbilled receivables	53,821	—
Trade receivables, net	154,183	—
Accounts receivable, net	—	208,004

Total	208,004	208,004

Operating lease right of use assets	16,779	—
Right of use assets – operating	—	16,779

Total	16,779	16,779

Property, plant and equipment, net	211,117	—
Other assets	7,497	—
Property and equipment, net	—	213,231
Other long-term assets	—	5,383

Total	218,614	218,614

Financial Statement Line Item	Dril-Quip Historical Presentation	Dril-Quip As Adjusted
Deferred income taxes	10,242	—
Deferred tax asset, net	—	10,242

Total	10,242	10,242

Intangible assets	38,850	—
Intangibles, net	—	38,850

Total	38,850	38,850

Other accrued liabilities	37,327	—
Accrued income taxes	3,291	—
Accrued compensation	14,564	—
Short-term debt and finance lease obligations	—	563
Accrued expenses	—	54,619

Total	55,182	55,182

Income tax payable	472	—
Other long-term liabilities	—	472

Total	472	472

Operating lease liabilities, long term	14,944	—
Operating lease liabilities, noncurrent	—	14,944

Total	14,944	14,944

Other long-term liabilities	1,633	—
Long-term debt and finance lease obligations	—	1,633

Total	1,633	1,633

The table below summarizes reclassifications made to Innovex’s historical balance sheet to conform to the presentation that will be adopted for the Combined Company as of June 30, 2024 (in thousands):

Financial Statement Line Item	Innovex Historical Presentation	Innovex As Adjusted
Prepaid expenses and other current assets	18,299	—
Prepaid expenses	—	10,075
Other current assets	—	8,224

Total	18,299	18,299

The table below summarizes reclassifications made to Dril-Quip’s historical statements of income to conform to the presentation that will be adopted for the Combined Company for the six months ended June 30, 2024 (in thousands):

Financial Statement Line Item	Dril-Quip Historical Presentation	Dril-Quip As Adjusted
Cost of sales(a) – Products	6,837	—
Cost of sales(a) – Services	4,970	—
Cost of sales(a) – Leasing	—	—
Selling, general and administrative	4,153	—
Engineering and product development	479	—
Depreciation	—	14,052
Amortization	—	2,387

Total	16,439	16,439

Selling, general and administrative	55,609	—
Engineering and product development	6,847	—
Selling, general and administrative expenses	—	62,456

Total	62,456	62,456

Foreign currency transaction loss (gain)	4,775	—
Other expense/(income), net	—	4,775

Total	4,775	4,775

Income tax provision	2,577	—
Income tax expense, net	—	2,577

Total	2,577	2,577

(a) Cost of sales excludes depreciation and amortization.

The table below summarizes reclassifications made to Innovex’s historical statements of operations to conform to the presentation that will be adopted for the Combined Company for the six months ended June 30, 2024 (in thousands):

Financial Statement Line Item	Innovex Historical Presentation	Innovex As Adjusted
Revenues	258,299	—
Revenue – Products	—	216,679
Revenue – Services	—	27,900
Revenue – Leasing	—	13,720

Total	258,299	258,299

Cost of sales	163,217	—
Cost of Sales(a) – Products	—	136,371
Cost of Sales(a) – Services	—	24,474
Cost of Sales(a) – Leasing	—	2,372

Total	163,217	163,217

(Gain)/loss on sale of assets	(318)	—
Gain on sale of property and equipment	—	(318)

Total	(318)	(318)

Interest expense	1,326	—
Interest expense (income), net	—	1,326

Total	1,326	1,326

(a)	Cost of sales excludes depreciation and amortization.

The table below summarizes reclassifications made to Dril-Quip’s historical statements of income to conform to the presentation that will be adopted for the Combined Company for the year ended December 31, 2023 (in thousands):

Financial Statement Line Item	Dril-Quip Historical Presentation	Dril-Quip As Adjusted
Cost of sales(a) – Products	11,752	—
Cost of sales(a) – Services	11,039	—
Cost of sales(a) – Leasing	5	—
Selling, general and administrative	6,464	—
Engineering and product development	1,064	—
Depreciation	—	26,701
Amortization	—	3,623

Total	30,324	30,324

Selling, general and administrative	95,053	—
Engineering and product development	11,585	—
Selling, general and administrative expenses	—	106,638

Total	106,638	106,638

Foreign currency transaction loss (gain)	(2,549)	—
Other expense/(income), net	—	(2,549)

Total	(2,549)	(2,549)

Income tax provision	12,864	—
Income tax expense, net	—	12,864

Total	12,864	12,864

(a)	Cost of sales excludes depreciation and amortization.

The table below summarizes reclassifications made to Innovex’s historical statements of income to conform to the presentation that will be adopted for the Combined Company for the year ended December 31, 2023 (in thousands):

Financial Statement Line Item	Innovex Historical Presentation	Innovex As Adjusted
Revenues	555,539	—
Revenue – Products	—	460,802
Revenue – Services	—	63,391
Revenue – Leasing	—	31,346

Total	555,539	555,539

Cost of sales	360,368	—
Cost of Sales(a) – Products	—	298,204
Cost of Sales(a) – Services	—	56,099
Cost of Sales(a) – Leasing	—	6,065

Total	360,368	360,368

Selling, general and administrative expenses	1,103	—
Acquisition costs	—	1,103

Total	1,103	1,103

Other (income) expense, net	107	—
Gain on sale of property and equipment	—	107

Total	107	107

Interest expense	5,506	—
Interest expense (income), net	—	5,506

Total	5,506	5,506

(a)	Cost of sales excludes depreciation and amortization.

4. Transaction Accounting Adjustments

Explanations of the adjustments to the unaudited condensed combined pro forma financial statements are as follows:

Unaudited Pro Forma Condensed Combined Balance Sheet

(A)	Represents the elimination of Accounts receivable, net and Accounts payable resulting from transactions between Dril-Quip and Innovex as if Innovex and Dril-Quip were consolidated affiliates.

(B)

Represents the preliminary fair value adjustments to Dril-Quip’s Inventories, Intangibles, net, Property and equipment, net, Right of use assets – operating, and Goodwill in connection with the application of the acquisition method of accounting to reflect the preliminary allocation of the purchase price consideration discussed in Note 1. The acquired intangible assets relate to developed technologies with a preliminary estimated useful life of 15 years. The adjustment to Right of use assets – operating resulted from favorable lease terms of a lease with a remaining term of 13 years.

(C)

Represents the pro forma adjustments to income tax related accounts on the balance sheet as a result of the Mergers. The increases in Deferred tax assets, net and income tax receivable (reflected in Other current assets) are primarily driven by the realizability of Dril-Quip’s net operating loss (NOL) carryforward post-combination (without consideration of Section 382 and the limitation it might impose on the current year utilization of the NOLs and other pre-acquisition attributes) and the tax effect from the step-down in Property and equipment, net as a result of the preliminary purchase price allocation discussed in Note (B).

(D)	Represents the accrual of additional transaction costs of $6.7 million directly attributable to the Mergers that are expected to be incurred by Innovex subsequent to June 30, 2024.

(E)

Represents the accrual to settle the preliminary estimated cash-based severance payments of $10.1 million for Dril-Quip executives that have been identified for termination as a result of the Merger Agreement. The severance amount is determined based on the change-in-control provisions in each employee’s employment arrangement that was entered into prior to the negotiation of the Merger Agreement.

(F)

Aside from the retained earning effect from the additional transaction costs of $6.7 million described in Note (D) and the severance costs of $10.1 million described in Note (E), the transaction accounting adjustments in the stockholders’ equity represent the following:

(in thousands)	Removal of Dril- Quip historical equity (1)	Fair value of purchase price consideration (2)	Stock-based compensation (3)	Gain on bargain purchase (4)	Total Adjustment, excluding Note (D) and (E)
Common stock	$(343)	$506	$13	$—	$176
Additional paid-in capital	(106,403)	541,337	10,158	—	445,092
Retained earnings (deficit)	(928,977)	—	(10,171)	316,098	(623,050)
Accumulated other comprehensive income (losses)	183,199	—	—	—	183,199

Total stockholders’ equity	$(852,524)	$541,843	$—	$316,098	$5,417

(1)	To remove the historical equity of Dril-Quip, the accounting acquiree, as a result of the reverse acquisition by Innovex.
(2)	To recognize the fair value of the purchase price consideration paid by Innovex in the reverse acquisition of Dril-Quip. Refer to Note 1 for the components of the purchase price consideration.
(3)

To record (1) the accelerated vesting of Innovex’s stock options and certain restricted stock units; upon the consummation of the Mergers, which resulted in approximately 1.1 million shares of additional Combined Company Common Stock outstanding as of June 30, 2024; and (2) the vesting of certain Continuing RSUs that will vest within twenty-four months from the Closing Date; 2/3 of these awards will vest and result in approximately 0.2 million shares of additional Combined Company Common Stock outstanding as of June 30, 2024 (3) incremental stock-based compensation expense related to certain Continuing RSUs that will vest within twenty-four months from the Closing Date.

(4)	To record the gain on bargain purchase discussed in Note (HH).

Unaudited Pro Forma Condensed Combined Statements of Operations

(AA)

Represents the elimination of Revenues – Products and Cost of sales – Products of $0.5 million and $1.0 million from the transactions between Innovex and Dril-Quip as if Innovex and Dril-Quip were consolidated affiliates for the six months ended June 30, 2024 and the year ended December 31, 2023, respectively.

(BB)

Reflects the incremental Cost of sales – Products of $47.3 million as a result of the preliminary fair value adjustment for the acquired inventories as described in Note (B). The adjustment increases Cost of sales – Products by the same amount as the fair value adjustment as the acquired inventory is expected to be sold within one year from the consummation of the Mergers.

(CC)

Reflects (1) compensation expense of $4.8 million for the year ended December 31, 2023, related to the accelerated vesting of stock-based compensation awards upon the consummation of the Mergers, and (2) the incremental expense of $1.1 million and $4.3 million associated with certain Continuing RSUs that will vest within twenty-four months from the Closing Date for the six months ended June 30, 2024 and the year ended December 31, 2023, respectively. See Note (F), footnote (3).

(DD)

Reflects (1) the decrement to Depreciation of $5.1 million and $8.9 million for the six months ended June 30, 2024 and December 31, 2023, respectively, based on the preliminary fair value adjustment and the estimated weighted average useful lives of the acquired Property and equipment, net and (2) the increase to Depreciation of $0.1 million and $0.3 million for the six months ended June 30, 2024 and the year ended December 31, 2023, respectively, based on the preliminary fair value and remaining lease term of 13 years of the favorable lease terms recognized in ROU assets.

(EE)	Reflects the decrement to Amortization based on the preliminary fair value and the estimated useful life of 15 years for the acquired developed technologies intangible assets.

(FF)

Represents the preliminary cash-based severance expense of $10.1 million to be incurred upon the consummation of the Mergers. The expense is nonrecurring and will not affect the Combined Company’s Statements of Operations beyond twelve months after the close of the Mergers. See Note (E).

(GG)

Represents the estimated transaction costs of $6.7 million to be incurred by Innovex subsequent to June 30, 2024, consisting of advisory, banking, legal, and accounting advisory fees directly attributable to the Mergers. These transaction costs are nonrecurring and will not affect the Combined Company’s Statements of Operations beyond twelve months after the close of the Mergers. Transaction costs of $4.7 million and $0.1 million are included in the historical statements of operations of Innovex for the six months ended June 30, 2024 and the year ended December 31, 2023, respectively. Transaction costs of $20.5 million are included in the historical statements of income of Dril-Quip for the six months ended June 30, 2024. Dril-Quip did not incur transaction costs for the year ended December 31, 2023.

(HH)

Represents the gain realized from a bargain purchase, in accordance with ASC 805, when the estimated fair value of the identifiable net assets acquired exceeded the estimated preliminary purchase price consideration. The final fair value purchase price allocation may differ materially from the preliminary estimates.

(II)

Represents the pro forma income tax effect of the adjustments related to the Mergers calculated by applying the appropriate statutory tax rates of the respective tax jurisdictions to which the pro forma adjustments relate. Management believes this approach provides a reasonable basis for the pro forma income tax adjustments; however, the effective tax rate of the Combined Company could be significantly different depending on the mix of activities. This preliminary estimate is subject to further assessment and adjustments as additional information becomes available.

5. Other Transaction Adjustments

(G)

Reflects the payment of Innovex Closing Cash Dividend under the Merger Agreement on the Closing Date. Innovex financed the payment through Innovex’s existing revolving credit facility. Associated interest expense is expected to be immaterial and not reflected as an adjustment on the unaudited pro forma condensed combined statements of operations as the balance is to be repaid shortly after the consummation of the Mergers. The repayment is not a requirement of the Merger Agreement.

6. Earnings per Share

As the unaudited pro forma condensed combined statements of operations assumes that the Mergers had occurred at January 1, 2023, the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issuable relating to the Mergers have been outstanding for the entirety of the period presented.

The table below presents the components of the pro forma earnings per share calculation:

(in thousands)	Six Months Ended June 30, 2024	Year Ended December 31, 2023
Pro forma net income	$9,588	$338,239
Basic shares:
Dril-Quip historical weighted average shares outstanding	34,427	34,174
Shares converted from Innovex shares	31,072	31,072
Shares converted from the vesting of Dril-Quip stock-based compensation awards	735	735
Shares converted from the vesting of Innovex stock-based compensation awards	1,319	1,319

Pro forma weighted average common shares outstanding, basic	67,553	67,300

Diluted shares:
Pro forma weighted average shares outstanding, basic	67,553	67,300
Dilutive effect of shares convertible from Dril-Quip unvested stock-based compensation awards	296	296
Dilutive effect of shares convertible from Innovex unvested stock-based compensation awards	362	362

Pro forma weighted average common shares outstanding, diluted	68,211	67,958

Earnings per share, basic	$0.14	$5.03
Earnings per share, diluted	$0.14	$4.98